OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden Hours per response ....... 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2008

MOVIE STAR, INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-5893 (Commission File Number)	13-5651322 (IRS Employer Identification No.)

1115 Broadway, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s telephone number, including area code: (212) 684-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2008, Movie Star, Inc. (“Movie Star”) issued a press release announcing that its shareholders approved all proposals presented at its special shareholders meeting held on January 23, 2008, including the approval of the issuance of 39,370,436 shares of Movie Star common stock in connection with the merger, the rights offering and other transactions contemplated by the merger agreement with FOH Holdings, Inc., which are expected to close on or about January 28, 2008 (subject to customary closing conditions). Movie Star also announced that following the meeting, its board of directors approved a 1 for 2 reverse stock split of its issued and outstanding common stock to be effected immediately prior to the merger, if necessary, to satisfy the minimum bid price requirement of $2.00 per share for continued listing on the American Stock Exchange. A copy of the press release is annexed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press release, dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2008	MOVIE STAR, INC.
	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)